Exhibit 21.1

As of March 31, 2005, the wholly owned subsidiaries of USURF America, Inc. are as follows:

            USURF Communications, Inc
            Connect Paging, Inc.
            USURF TV, Inc. (formerly NeighborLync, Inc.)
            USURF Systems and Technologies, Inc.
            UTel, Inc.
            Waveramp, LLC
            Sovereign Partners, LLC

As of March 31, 2005, the subsidiaries of Sovereign Partners, LLC are as follows:

            Sovereign Pumpkin Ridge, LLC
            Millstone Development, LLC
            Legacy of Shorewood, LLC
            Lighthouse Lending, LLC
            SovCo Holdings, LLLP
            Sovereign Development, LLC
            Colony Ridge Development, LLC
            Colorado River KOA, LLC
            Foxhill Development, LLC
            Heritage Condominiums, LLC
            Kendal Hills, LLC
            Mountain View at T-Bone Ranch, LLC
            Pinnacle T-Bone Condominiums, LLC
            Riverplace Condominiums, LLC
            Riverview Condos Waukesha, LLC
            Settler's Chase Development, LLC
            Settler's Commercial Development, LLC
            Sovereign Companies, LLC
            Sovereign Realty
            Sovereign Homes of Colorado
            Sovereign Telecommunications
            Sovereign Equipment
            Sovereign Parker Enterprises, LLC
            SR Condominiums, LLC
            Patio Homes at T-Bone Ranch, LLC
            Stone Gate Summit, LLC